Exhibit 10.1

PROMISSORY NOTE

Date of Note:  November 30, 2007
Principal Amount:  $2,000,000.00

PROMISE TO PAY.Magnetech Industrial Services, Inc., an Indiana corporation, and MISCOR Group, Ltd., an Indiana limited liability company, (collectively “Borrowers”) jointly and severally promise to pay to BDeWees, Inc., an Ohio corporation, (“Lender”), or order, in lawful money of the United States of America, the principal amount of Two Million Dollars ($2,000,000.00), together with interest on the unpaid principal balance from November 30, 2007, until paid in full.

PAYMENT.     Borrowers will pay regular monthly payments of all accrued unpaid interest due beginning January 1, 2008, with all subsequent interest payments to be due on the same day of each successive month thereafter.  Borrowers' final payment, due November 30, 2010, will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law payments will be applied first to accrued unpaid interest, then to unpaid collection costs and late charges, and the remainder to unpaid principal.  The annual interest rate for this Note is computed on the basis of: actual days in the year/ 360; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  Borrowers will pay Lender at 5316 Hawick St., N.W., Canton, Ohio 44708, or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE.   The interest rate to be applied to the unpaid principal balance of the Note will be at a rate equal to the Index Rate.  The interest rate shall change on the 1st day of each calendar quarter to the Index Rate then in effect.  The initial Index Rate shall be the Index Rate in effect on November 30, 2007.  Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

“Index Rate” means the prime rate published by The Wall Street Journal, and if that rate is not available for any reason, then the prime rate announced by Charter One Bank, Cleveland, Ohio (“Bank”) from time to time which is not necessarily the lowest rate charged by Bank on its loans and is set by Bank in its sole discretion. If the Index Rate becomes unavailable during the term of this Note, Lender may designate a substitute index from a comparable financial institution in the Cleveland, Ohio area after notifying Borrowers.

PREPAYMENT.  Borrowers may pay without penalty all or a portion of the amount owed earlier than it is due.  Early payments will not, unless agreed to by Lender in writing, relieve Borrowers of Borrowers’ obligations to continue to make monthly payments of interest.  Rather, early payments will reduce the principal balance due.  Borrowers agree not to send Lender payments marked "paid in full", "without recourse", or similar language.  If Borrowers send such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrowers will remain obligated to pay any further amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: BDeWees, Inc., 5316 Hawick St., N.W., Canton, Ohio 44708.

LATE CHARGE.  If a payment is 15 days or more late, Borrowers will be charged 3.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT.   Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 3.000 percentage points over the Index Rate.  The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT.  Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default.   Borrowers fail to make any payment when due under this Note.

Other Defaults.   Borrowers fail to comply with or to perform any other term, obligation, covenant or condition contained in this Note or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrowers or Lender and 3-D Service, Ltd (“3-D”).

Cure Provisions.   If any default, other than a default in payment is curable, it may be cured (and no event of default will have occurred) if Borrowers, after receiving written notice from Lender demanding cure of such default cure the default within thirty (30) days.

LENDER'S RIGHTS.  Upon an Event of Default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due and payable, and then Borrowers will pay that amount.

SECURITY.    This Note is secured in accordance with the provisions of various security agreements between Lender and 3-D now or hereinafter entered into.

ATTORNEYS' FEES; EXPENSES.   Lender may hire or pay someone else to help collect this Note if Borrowers do not pay.  Borrowers will pay Lender that amount.  This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals.  If not prohibited by applicable law, Borrowers also will pay any court costs, in addition to all other sums provided by law. All of the amounts set forth in this paragraph shall become part of the principal amount due and owing under this Note, and as such shall bear interest hereunder until paid in full. Nevertheless, if Borrowers are prevailing parties in any claim or lawsuit between Borrowers and Lender regarding this Promissory Note, then Borrowers shall not owe Lender any fees or expenses and, instead, Lender shall reimburse Borrowers for the attorneys fees and expenses they incur in such action.

GOVERNING LAW.   This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Ohio.  This Note has been made and entered into in the State of Ohio.  Borrowers consent to personal jurisdiction in the courts in the State of Ohio.

SUCCESSOR INTERESTS.   The terms of this Note shall be binding upon Borrowers, and upon Borrowers’ successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS.  If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.  Borrowers do not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Ohio (as applicable).  Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this Note, and when the principal has been paid in full, be refunded to Borrowers.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  No single or partial exercise of any right, power or remedy of Lender shall preclude the exercise of any other right, power or remedy.  Borrowers and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waives presentment, demand for payment, and notice of dishonor.  The records of Lender shall constitute presumptive evidence of the amounts owing under this Note.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this Note or release any party or guarantor collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  Borrowers, and all endorsers of this Note, hereby waive all acts on the part of the Lender or holder of this Note required in fixing Borrowers’ liability hereunder, including, without limitation, presentment, demand, notice of dishonor, protest, and notice of non-payment and protest, and any other notice whatsoever, and further waive any default by reason of extension of time for payment or any other indulgence or forbearance granted to Borrowers or endorser hereof..

Borrowers hereby acknowledge that the proceeds of this Note have been used for business purposes and not for consumer, family or household purposes.

PRIOR TO SIGNING THIS NOTE, BORROWERS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  BORROWERS AGREE TO THE TERMS OF THE NOTE.

BORROWERS ACKNOWLEDGE RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWERS:

MAGNETECH INDUSTRIAL SERVICES, INC.

By:	/s/ John A. Martell
Its:	John A. Martell, President

MISCOR GROUP, LTD.

By:	/s/ John A. Martell
Its:	John A. Martell, President